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Exhibit 99.1

Press Release Source: Linkwell Corporation

Linkwell Corporation Acquires Shanghai Likang Biological High-Tech Company and the Remaining 10% of Its Likang Disinfectant Subsidiary


Monday April 9, 8:30 am ET


SHANGAHI,CHINA--(MARKET WIRE)--Apr 9, 2007 -- Linkwell Corporation (OTC BB:LWLL.OB - News), a leading developer, manufacturer and distributor of healthcare related disinfectants in China, today announced it has acquired 100% equity of Shanghai Likang Biological High-Tech Company, Limited ("Likang Biological") from two affiliates and the remaining 10% equity of Shanghai Likang Disinfectant High-Tech Company, Limited ("Likang Disinfectant") from Shanghai Shanhai Group, a non-affiliated entity. This transaction makes Likang Disinfectant a wholly owned subsidiary of Linkwell Corporation.

Linkwell made the two acquisitions in exchange for 4 million restricted shares of its common stock. The completion of this transaction makes Likang Disinfectant a wholly owned subsidiary of Linkwell Corporation and allows Linkwell to enter into additional product markets through Likang Biological.

Likang Biological is a high-tech company that engages in R&D and manufacturing of pharmaceutical products for human and veterinary use, as well as cosmetic and biological products. The company's manufacturing capabilities include a Good Manufacturing Practices ("GMP") certified workshop to produce external-use drugs, as well as two GMP certified workshops for veterinary drugs where the company is capable of manufacturing the veterinary drugs in liquid form or in solid form such as powder, capsule and tablet. Likang Biological holds 10 manufacturing and distribution licenses for disinfectants and pesticides authorized by the Ministry of Agriculture of China.

Xuelian Bian, CEO and Chairman of Linkwell Corp., stated, "The completion of this transaction accomplishes two specific goals for our company as we move through 2007. First, we now have 100% ownership of our Likang Disinfectant subsidiary and its valuable sales force. Second, we have expanded our product offerings and capabilities significantly through Likang Biological. The potential market for veterinary disinfectant products and drugs is vast in China, estimated to be about $120 million in annual sales. With implantation of new regulations by the central government, the barrier to entry has been raised substantially for veterinary disinfectant manufacturers without GMP facilities and licenses."

About Linkwell Corporation

Linkwell Corporation (OTC BB:LWLL.OB - News) develops, manufactures, and distributes disinfectant healthcare products in China through its wholly owned subsidiary Shanghai Likang Disinfectant High Tech Company. Linkwell's disinfectant healthcare products are a nationally recognized domestic Chinese brand in this market segment. Linkwell products include disinfectants in liquid, tablet, powder and aerosol form. Through Likang Disinfectant, Linkwell has a national marketing and sales presence throughout all 22 provinces, 5 autonomous regions, and 4 special municipalities of China. For more info about the company, please visit http://www.linkwell.us

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.



Contact:
     Contact:
     Linkwell Corporation
     Tel: 1-877-CHINA-57
     Email: info@linkwell.us




Source: Linkwell Corporation

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